UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2011

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway, Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(978) 630-1800

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Asset Purchase Agreement between the Company and Intuitive Surgical Operations, Inc., dated July 27, 2011

On July 28, 2011, we entered into an asset purchase agreement with Intuitive Surgical Operations, Inc., in which we received $2.5 million in connection with the sale of certain intellectual property (the “Agreement”). Pursuant to the Agreement, we assigned all of our currently issued and pending patents to Intuitive Surgical.

As part of the Agreement, Intuitive Surgical agreed to grant us a royalty-free, paid-up, worldwide, transferrable, subject to certain limitations, non-exclusive license to directly and indirectly make, use, develop, modify, improve, substitute, iterate, combine, distribute, offer for sale, and sell, import and export products outside the field of medical robotics throughout countries worldwide. Intuitive Surgical also agreed to certain restrictions on the granting of additional licenses outside the field of medical robotics.

Intuitive Surgical also agreed to grant us a royalty-free, paid-up, worldwide, transferrable, subject to certain limitations, non-exclusive license to directly and indirectly make, use, develop, modify, improve, substitute, iterate, combine, distribute, offer for sale, and sell, import and export products and services for in vitro procedures utilizing genomic and/or proteomic lab-on-a-chip or other similar benchtop diagnoses, both inside and outside the field of medical robotics throughout countries worldwide.

Amendment to Pledge and Security Agreement by and among the Company and each investor named therein, dated July 27, 2011

On July 27, 2011, we entered into an amendment (the “Amendment”) with certain accredited investors to amend the Pledge and Security Agreement, dated June 25, 2008 (the “Security Agreement”) to allow us to enter into the Agreement with Intuitive Surgical.

Endorsement to 10% Senior Secured Convertible Notes by the Company, dated July 27, 2011

On June 25, 2008, we entered into a Purchase Agreement, as amended on December 11, 2008, with certain accredited investors (the “Investors”) pursuant to which we sold an aggregate of $600,000 of 10% Senior Secured Convertible Notes (the “Notes”).  The Investors amended the Notes on several dates to extend the “Stated Maturity Date” of the Notes.  On July 27, 2011, the Investors further amended the Notes to extend the “Stated Maturity Date” to August 31, 2011. The Investors also amended the Notes to allow us to enter into the Agreement with Intuitive Surgical (the “Endorsement”).

This report contains forward-looking statements.  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management.  These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 to this report. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, filed as Exhibit 10.2 to this report. The foregoing description of the Endorsements is qualified in its entirety by reference to the full text of the Endorsements filed as Exhibits 10.3, 10.4, and 10.5 to this report.

Item 9.01 Financial Statements and Exhibits.

10.1	Asset Purchase Agreement between the Company and Intuitive Surgical Operations, Inc., dated July 27, 2011

10.2	Amendment to Pledge and Security Agreement by and among the Company and each investor named therein, dated July 27, 2011

10.3	Endorsement to 10% Senior Secured Convertible Note by the Company, dated July 27, 2011, and accepted by Arnold Schumsky

10.4	Endorsement to 10% Senior Secured Convertible Note by the Company, dated July 27, 2011, and accepted by Special Situations Private Equity Fund, L.P.

10.5	Endorsement to 10% Senior Secured Convertible Note by the Company, dated July 27, 2011, and accepted by Special Situations Fund III QP, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Optics Corporation, Inc.
(Registrant)

Date	August 3, 2011

/s/ Joseph N. Forkey
(Signature)

Name: Joseph N. Forkey
Title: Chief Executive Officer